Exhibit 99.1

Zafgen Appoints Jeffrey Hatfield as Chief Executive Officer; Thomas Hughes, Ph.D. to Continue as President, Appointed Chief Scientific Officer

BOSTON – October 10, 2017 – Zafgen, Inc. (Nasdaq:ZFGN), a clinical-stage biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by metabolic diseases, announced today that the Company has appointed Jeffrey Hatfield as its Chief Executive Officer (CEO) effective immediately. Thomas Hughes, Ph.D., Zafgen’s CEO since 2008, will continue as the Company’s President, and assume the newly-created role of Chief Scientific Officer. Both Mr. Hatfield and Dr. Hughes will serve on Zafgen’s Board of Directors.

“Zafgen has successfully leveraged its leadership position in MetAP2 biology, together with new insights into the pathway, to deliver a diverse portfolio of highly-differentiated second-generation candidates with significant potential in multiple metabolic disease states. Today’s announcement ensures that we have the optimal strategic, operational and scientific leadership to drive those programs forward and further realize the broad potential of this platform,” commented Dr. Peter Barrett, Chairman of Zafgen’s Board of Directors.

“Jeff is an accomplished executive with a track record of success in strategic corporate development, new product development and commercial launches,” Dr. Barrett added. “When combined with Tom’s deep scientific experience in MetAP2 modulation and metabolic drug development, we have a talented and dedicated leadership team that is well-positioned to fully leverage Zafgen’s potential. We welcome Jeff to the team and look forward to his contributions.”

Mr. Hatfield is a veteran biotechnology and pharmaceutical industry leader, with over three decades of experience. Most recently, he served as CEO of Vitae Pharmaceuticals, from the company’s formation until its recent acquisition by Allergan plc. While at Vitae, Mr. Hatfield advanced a robust pipeline of internally discovered first-in-class compounds, drove initial company growth through a series of high-value pharmaceutical partnering deals, and focused resources on developing the company’s wholly- owned autoimmune disease assets. Prior to Vitae, Mr. Hatfield held a number of executive positions at Bristol-Myers Squibb (BMS), including Senior Vice President of BMS’s Immunology and Virology Divisions; President, BMS-Canada, and Vice President, U.S. Managed Health Care. During his career at BMS, he worked directly on several successful commercial launches, including relevant metabolic disease blockbusters GLUCOPHAGE® and PRAVACHOL®.

“Tom and his pioneering team of scientists have made Zafgen a global leader in MetAP2 biology. The Company has previously demonstrated unprecedented first generation clinical efficacy results in metabolic diseases, and has recently advanced its chemistry based on experiences and learnings, to create a second-generation pipeline of multiple programs with the potential to deliver transformative therapy to patients,” stated Mr. Hatfield. “I look forward to working with Tom, the Board and the entire Zafgen team to advance this promising science.”

Dr. Hughes commented, “We are ramping up our clinical activities with ZGN-1061 now in Phase 2, and have two preclinical candidates that are advancing toward the clinic. We also have exciting new insights into the MetAP2 pathway that warrant an increased commitment to advance our understanding of its therapeutic potential and develop new drugs leveraging its impact. The breadth of the MetAP2 pathway extends well beyond our current therapeutic strategy and is rich in potential for many metabolic diseases, including applications for orphan obesity disorders and liver specific metabolic diseases, such as NASH. I am excited to focus my own efforts in the dual roles of President and Chief Scientific Officer to shape the long-term direction and value that can be driven by our drug discovery and development efforts. I am also personally very happy to welcome Jeff, who I have known professionally for many years, and look forward to working alongside him to realize our Company’s vision.”

Mr. Hatfield currently serves on the Board of Directors for miRagen Therapeutics, Inc., aTyr Pharmaceuticals, Inc. and InVivo Therapeutics Holdings Corp. He previously served on the Board of Directors for Ambit Biosciences, Inc. before its acquisition by Daiichi-Sankyo, and on the board and Executive Committee of BIO (the Biotechnology Innovation Organization). He received his M.B.A. from The Wharton School of the University of Pennsylvania and a Bachelor of Science degree in Pharmacy from Purdue University, where he is a Distinguished Alumnus and Adjunct Professor.

About Zafgen

Zafgen (Nasdaq:ZFGN) is a biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by metabolic diseases including type 2 diabetes and obesity. Zafgen is focused on developing novel therapeutics that treat the underlying biological mechanisms of metabolic diseases through the MetAP2 pathway. The Company has pioneered the study of MetAP2 inhibitors in both common and rare forms of obesity, and in patients affected by type 2 diabetes. Zafgen’s lead product candidate is ZGN-1061, a fumagillin-class, injectable small molecule second generation MetAP2 inhibitor that was advanced into development due to its unique properties that maximize impact on metabolic parameters relevant to the treatment of type 2 diabetes and other related metabolic disorders. The Company recently completed its first Phase 1 clinical trial of ZGN-1061, and is in Phase 2 clinical testing in patients with type 2 diabetes. Zafgen holds exclusive worldwide rights for the development and commercialization of ZGN-1061. The Company aspires to improve the lives of patients through targeted treatments and has assembled a team accomplished in bringing therapies to patients affected by metabolic diseases.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s expectations regarding the use of ZGN-1061 and other second-generation MetAP2 inhibitors as treatments for metabolic diseases including type 2 diabetes and obesity and Zafgen’s expectations with respect to the timing and success of its preclinical studies and clinical trials of ZGN-1061 and its other product candidates, may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,”

“would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to successfully demonstrate the efficacy and safety of ZGN-1061 and its other product candidates and to differentiate ZGN-1061 and its other product candidates from first generation MetAP2 inhibitors, such as beloranib, the preclinical and clinical results for ZGN-1061 and its other product candidates, which may not support further development and marketing approval, actions of regulatory agencies, which may affect the initiation, timing and progress of preclinical studies and clinical trials of its product candidates, Zafgen’s ability to obtain, maintain and protect its intellectual property, Zafgen’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Zafgen’s ability to manage operating expenses, Zafgen’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives when needed, Zafgen’s dependence on third parties for development, manufacture, marketing, sales and distribution of product candidates, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Zafgen, Inc.

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